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                                                            Exhibit 10


                                  LUKENS INC.

                    1985 STOCK OPTION AND APPRECIATION PLAN
                AS AMENDED DECEMBER 17, 1986, FEBRUARY 25, 1987
               APRIL 27, 1988, AUGUST 15, 1988, JANUARY 31, 1990
                       APRIL 28, 1993 AND APRIL 24, 1996


          The Lukens, Inc. 1985 Stock Option and Appreciation Plan is hereby amended and renamed the Lukens Inc. 1985 Stock Option and Appreciation Plan (the "Plan). This Plan has been amended to conform to the changes in the law under the Tax Reform Act of 1986, to reflect a deletion of the requirement of tender of Shares by the Participant to the Company, to increase the number of Shares issuable under the Plan, to reflect a three for two stock split effected August 15, 1988, and to provide for acceleration of Options upon a Change in Control.

          The purpose of the Plan is to furnish an incentive to those officers and other key employees who have demonstrated a capacity to contribute to the success of the Company and its present or future subsidiaries by making available to them a larger common stock ownership in the Company, to induce the continued service of such employees, and to stimulate their efforts for the continued success of the Company. Options granted under the Plan may be either incentive stock options, as defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not meet the requirements of said Section 422A(b) of the Code, herein referred to as non-qualified stock options.


ARTICLE I.  DEFINITIONS
            -----------

          1.1 As used in this Plan, the following definitions apply to the terms indicated below:

               (a)  "Board" means the Board of Directors of Lukens Inc.

               (b)  "Change in Control" means any of the following events:

                    (i) Any "person" or "group" (as such terms are used in Sections 3(a)(9), 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), considered together with its or their "affiliates" and "associates" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), is or becomes the beneficial owner (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act
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of 1934, as amended), or acquires or holds voting control, directly or indirectly, of securities of the Company which, when considered together with any other securities which by their terms are convertible, even if not then convertible, represent twenty percent (20%) or more of the voting power of the then outstanding securities of the Company; or

                    (ii) A change in the composition of a majority of the Board within 24 months after any "person" or "group" (as such terms are used in Sections 3(a)(9), 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), considered together with its or their "affiliates" or "associates" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), is or becomes the beneficial owner (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) or acquires or holds voting control, directly or indirectly, of securities of the Company which, when considered together with any other securities held by such person or group or their affiliates or associates which by their terms are convertible, even if not then convertible, represent twenty percent (20%) of the voting power of the then outstanding securities of the Company; or

                   (iii) Any "person" or "group" (as such terms are used in Section 3(a)(9), 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) commences a tender offer or exchange offer for securities of the Company if, upon consummation thereof, the offeror, considered together with its "affiliates" and "associates" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), would own or control, directly or indirectly, securities of the Company which, when considered together with any other securities held by such person or group or their affiliates or associates which by their terms are convertible, even if not then convertible, represent thirty percent (30%) or more of the voting power of the then outstanding securities of the Company.

                    The terms "person and "group", as used in this Section (b), shall not include (i) the Company; (ii) any corporation in which the Company owns, directly or indirectly, voting securities sufficient to elect at least a majority of the directors of such corporation; (iii) any employee benefit plan of the Company or of any corporation described in clause (ii) above; (iv) any individual or entity organized, appointed or established by the Company for, or pursuant to the terms of any employee benefit plan described in clause (iii) above; and (v) a Participant. (as amended January 31, 1990)

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               (c)  "Committee" means the Committee appointed pursuant to
Section 9.1 of the Plan.

               (d)  "Company" means Lukens Inc.

               (e) "Eligible Employee" means any employee, who on the date of the granting of an Option hereunder, is an officer or other key employee of the Company or of any Subsidiary Corporation and who, in the opinion of the Committee, has demonstrated a capacity for contributing to the success of the Company and its subsidiaries.

               (f) "Option" means a right to purchase Shares granted pursuant to the Plan and evidenced by an option certificate in such form as the Committee may adopt for general use from time to time.

               (g) "Participant" means an Eligible Employee to whom an Option is granted pursuant to this Plan.

               (h) "Plan" means the Lukens Inc. 1985 Stock Option and Appreciation Plan.

               (i) "Shares" mean shares of the Company's common stock, par value $.01.

               (j) "Subsidiary Corporation" means any corporation, as defined in Section 425(f) of the Code, now or hereafter existing in which the Company owns, directly or indirectly, in an unbroken chain of corporations, stock possessing 50% or more of the total combined voting power of all classes of stock of such corporation.

          1.2 An Option shall be deemed "granted" under this Plan on the date on which the Committee, by appropriate action, awards the Option to an Eligible Employee, or on such subsequent date as the Committee may designate.

          1.3 As used herein, the masculine includes the feminine and the plural includes the singular.

          1.4 For purposes of the Plan, the fair market value of the Shares on a valuation date shall be the mean between the highest and lowest prices at which the Company's stock was sold on the New York Stock Exchange on such date (or if such date shall not be a business day, then the next preceding day which shall be a business day), or if no sale takes place, then the mean between the bid and asked prices on such date; if no bid and asked prices are quoted for such date then such value as shall be determined by such method as the Committee shall deem to reflect fair market value as of such date.

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 ARTICLE II.  SHARES SUBJECT TO THE PLAN
              --------------------------

          2.1 The aggregate number of Shares which may be delivered upon exercise of Options granted under the Plan (including Shares delivered under Section 4.7 hereof) shall not exceed 2,737,500, subject to appropriate adjustment in the event the number of issued Shares shall be increased or reduced by a change in par value, combination, split-up, merger, reclassification, distribution of a dividend payable in stock, or the like. Shares covered by Options which have lapsed or expired may again be optioned pursuant to the Plan. (as amended April 27, 1988, August 15, 1988, April 28, 1993 and April 24, 1996)

ARTICLE III.  GRANTS OF OPTIONS
              -----------------

          3.1 The Committee may, at any time during the term of the Plan, grant to any Eligible Employee an Option to purchase any number of Shares, subject to the limitation in Section 3.2 hereof.

          3.2 With respect to incentive stock options granted prior to January 1, 1987, the aggregate fair market value (determined as of the date the Option is granted) of the Shares for which any Participant may be granted Options intended to be incentive stock options in any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000 plus any unused limit carry-over (as described in Section 422A(c)(4) of the Code prior to amendment by the Tax Reform Act of 1986) to such year. With respect to all incentive stock options granted after December 31, 1986, the aggregate fair market value (determined as of the date the Option is granted) of the Shares for which any Participant may first exercise Options intended to be incentive stock options in any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000. (as amended December 17, 1986)

          3.3 No Option intended to be an incentive stock option shall be granted to an employee who, at the time the Option is granted, owns (within the meaning of Section 422A(b)(6) of the Code) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the corporation employing such employee or of its parent corporation or subsidiary corporation (as defined in Sections 425(e) and 425(f), respectively, of the Code).

          3.4 The Committee may in its discretion grant Options that are not intended to constitute incentive stock options. Such Options may be granted in excess of the limitations provided in this Section or on terms differing from those provided in Section 4.4 hereof.

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          3.5  Each Option shall be evidenced by a written instrument, in such form as the Committee shall from time to time approve, which shall state the terms and conditions of the Option in accordance with the Plan and also shall contain such additional provisions as may be necessary or appropriate under applicable laws, regulations and rules.

ARTICLE IV.  TERMS OF OPTIONS
             ----------------

          4.1 At the time of granting the Option the Committee shall establish an Option exercise price per Share not less than 100 percent of the fair market value of a Share on the date the Option is granted.

          4.2 Options shall not be transferable otherwise than by will or the laws of descent and distribution. No Option shall be subject, in whole or in part, to attachment, execution or levy of any kind.

          4.3 A Participant may exercise an Option, subject to the terms of this Plan and applicable rules and regulations of the Committee, only after such Participant has completed one year of full time employment immediately following the date of the grant of such Option.

          4.4 Any Option granted before January 1, 1987, intended to be an incentive stock option may not be exercised in whole or in part while there is outstanding any incentive stock option which was granted before the granting of such Option to such Participant to purchase stock in his or her employer corporation or in a corporation which at the time of grant of such Option is a parent corporation or subsidiary corporation (as defined in Section 425(e) and 425(f) respectively, of the Code prior to amendment by the Tax Reform Act of
1986) of the employer corporation or in a predecessor of any such corporations. For this purpose, an incentive stock option shall be treated as outstanding until it is exercised in full or expires by reason of lapse of time. (as amended December 17, 1986)

          4.5 The expiration date of each Option shall be no more than ten years after the date of grant.

          4.6 All Options shall be exercisable during a Participant's lifetime only by such Participant.

          4.7 An Option may, in the discretion of the Committee, provide that upon the exercise of the Option the Participant shall receive, in addition to the Shares purchased upon exercise of the Option, an amount equal to the excess of the then fair market value of the Shares purchasable on exercise of the Option over the exercise price of the Option provided that such amount

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receivable shall not exceed the exercise price of the Option.  Such additional amount shall be delivered to the Participant in cash, in Shares (valued at their then fair market value) or in a combination of cash and Shares as the Committee in its sole discretion shall determine.

          4.8 No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option prior to the purchase of such Shares upon the exercise of the Option.

          4.9 An Option may, in the discretion of the Committee, provide that in the event of a Change in Control, such Option shall automatically become fully exercisable, notwithstanding any other provisions of the Plan to the contrary. (as amended January 31, 1990)

ARTICLE V.  EXERCISE RIGHTS UPON TERMINATION OF EMPLOYMENT
            ----------------------------------------------

          5.1 If a Participant retires, the Participant's Option shall terminate three years after the date of such retirement, but in no event later than the date on which it would have expired if the Participant had not retired; provided, however, that if the Option is exercised later than three months after the date of retirement, it shall not constitute an incentive stock option.
After the date of retirement, the Participant may exercise the Option, in whole or in part, notwithstanding the limitations of Section 4.3 hereof.

          5.2 If a Participant becomes disabled, the Participant may exercise the Option (i) within one year after the date of disability, but in no event later than the date on which it would have expired if the Participant had not become disabled, or (ii) within such other period, not exceeding three years after the date of disability as shall be prescribed in the Option instrument; provided, however, that if the Option is exercised later than one year after the date of disability it shall not constitute an incentive stock option. During any such period the Participant may exercise the Option in whole or in part, notwithstanding the limitations of Section 4.3 hereof. For this purpose, a Participant shall be deemed to be disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for continuous period of not less than 12 months.

          5.3 If a Participant dies during a period in which he or she is entitled to exercise an Option (including the periods referred to in Sections 5.1, 5.2 and 5.4 hereof), the Participant's Option shall terminate three years after the date

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of death, but in no event later than the date on which it would have expired if the Participant had lived. During such period, the Option may be exercised by the Participant's executor or administrator or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance. The Option may be exercised in whole or in part notwithstanding the limitations of Section 4.3 hereof.

          5.4 If a Participant ceases to be employed by the Company or a Subsidiary Corporation for any reason other than retirement, disability or death, the Participant's Option shall terminate three months after the date of such cessation of employment, but in no event later than the date on which it would have expired if such cessation of employment had not occurred. During such period the Option may be exercised only to the extent that the Participant was entitled to do so under Section 4.3 hereof at the date of cessation of employment unless the Committee, in its sole discretion, permits exercise of the Option to a greater extent. The employment of a Participant shall not be deemed to have ceased upon his or her absence from the Company or a Subsidiary Corporation on a leave of absence granted in accordance with the usual procedures of the Company or such Subsidiary Corporation.

ARTICLE VI.  DELIVERY OF SHARES
             ------------------

          6.1 No Shares will be delivered upon exercise of an Option until the exercise price of the Option is paid (i) in full in cash, (ii) by the delivery to the Company of Shares with fair market value equal to the exercise price of the Option, or (iii) partly in cash and partly in Shares valued at their fair market value provided, however, that Shares received upon exercise of an Option under this Plan may be delivered in payment of the exercise price only after they have been held by the Participant for one year subsequent to such prior exercise. The Committee will establish procedures implementing the holding period requirement. Fair market value shall be determined as of the close of the business day immediately preceding the date on which the Option is exercised, in the manner described in Section 1.4 hereof. If required by the Committee, no Shares will be delivered upon the exercise of the Option unless a Participant has given the Company a satisfactory written statement that the Shares are being acquired for the Participant's account and not with a view to the distribution of the Shares.

          6.2 Share certificates issued to Participants upon exercise of Options may, at the sole discretion of the Committee, bear language limiting their transfer otherwise than in accordance with the Plan and applicable state and federal law.

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ARTICLE VII.  CONTINUATION OF EMPLOYMENT
              --------------------------

          7.1 Neither this Plan nor the grant of any Option hereunder shall confer upon any Participant the right to continue in the employ of the Company or any Subsidiary Corporation or limit in any respect the right of the Company or any Subsidiary Corporation to terminate his employment at any time.

ARTICLE VIII.  REORGANIZATION OF THE COMPANY
               -----------------------------

          8.1 In the event the Company is succeeded by another corporation in a reorganization, which term includes a merger, consolidation, acquisition of all or substantially all of the assets or common stock of the Company, separation or liquidation, the Participant shall, at the same cost, be entitled upon the exercise of an Option, to receive (subject to any required action by stockholders) such securities of the surviving or resulting corporation and such additional amount as provided in Section 4.7 hereof as the board of directors of such corporation shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of shares of stock or other securities and related additional amount determined under Section 4.7 to which the Participant would have been entitled under the terms of the agreement of reorganization, (without adjustment for any fractional interest thereby eliminated), as if, immediately prior to such event, the Participant had been the holder of record of the number of Shares which were then subject to such Option. Such shares of stock or other securities shall, after such reorganization be deemed to be Shares for all purposes of the Plan including the right to an additional amount as provided in Section 4.7 of the Plan.

ARTICLE IX.  ADMINISTRATION
             --------------

          9.1 The Plan shall be administered by a Committee, consisting of not less than three directors, appointed by the Board to serve at the pleasure of the Board. No member of the Committee shall be eligible to receive Options hereunder while serving thereon.

          9.2 The Committee shall be empowered, subject to the provisions of the Plan and to any other directives issued by the Board, to prescribe, amend and rescind rules and regulations of general application relating to the operation of the Plan and to make all other determinations necessary or desirable for its proper administration. Decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Eligible Employees.

          9.3 Neither the Company, any Subsidiary Corporation, nor any director or officer thereof, nor the Committee nor any

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member of the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith. The Committee and each of its members shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law and under any directors and officers liability insurance coverage which may be in effect from time to time.

ARTICLE X.  DISPOSITION OF SHARES
            ---------------------

          10.1 Each Participant, by accepting an incentive stock option hereunder prior to February 28, 1987, agrees that, before disposing of any Shares acquired pursuant to such Option, he will tender such Shares to the Company. The Company shall have the right, within five (5) days following the receipt of tender of such Shares, to purchase such Shares at a price equal to the fair market value of such Shares, on the date of such tender. If the Company does not accept the offer to purchase the Shares so tendered within the five (5) day period such Shares shall thereafter be free of all restrictions affecting their disposition under this Article X. (as amended February 28,
1987)

          10.2 The instruments evidencing Options intended to be incentive stock options shall provide that if, within two years from the date of grant of the Option or within one year after the transfer of Shares of Common Stock to the Participant on exercise of the Option, the Participant makes a disposition (as defined in Section 425(c) of the Code) of any such Shares, the Participant shall notify the Secretary of the Company within 10 days after such disposition. The Committee may direct that a legend restricting transfer in the absence of appropriate notification be affixed to any stock certificates representing Shares transferred under the Plan.

ARTICLE XI.  AMENDMENT AND DISCONTINUANCE
             ----------------------------

          11.1 The Board is authorized to make such changes in the Plan as shall be necessary to bring it into conformity with any regulations of any governmental body having jurisdiction; and may otherwise alter the Plan subject, however, to the prior approval of the stockholders of the Company if such alteration would: (a) materially increase benefits to Participants, (b) materially increase the number of Shares issuable under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan. The Board may at any time suspend or discontinue the Plan. No action of the Board or of the stockholders, however, shall alter or impair any Option theretofore granted under the Plan except as herein provided.

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ARTICLE XII.  MISCELLANEOUS
              -------------

          12.1 It is expressly understood that this Plan grants powers to the Committee but does not require their exercise; nor shall any person, by reason of the adoption of this Plan, be deemed to be entitled to the grant of any Option; nor shall any rights be deemed to accrue under the Plan except as Options may actually be granted hereunder.

          12.2 The adoption of this Plan shall not preclude the Board from granting options to purchase Shares to any person in connection with his employment by the Company or by a Subsidiary Corporation without reference to, and outside of, this Plan.

          12.3 All expenses of the Plan, including the cost of maintaining records, shall be borne by the Company.

          12.4 The Company and any Subsidiary Corporation shall have the right to deduct from all cash payments any federal, state, or local taxes required by law to be withheld with respect to such cash payments.

          12.5 The Plan shall be construed in accordance with and be governed by the laws of the Commonwealth of Pennsylvania.

ARTICLE XIII.  PLAN ADOPTION AND TERM
               ----------------------

          13.1 This Plan shall become effective upon its adoption by the Board, and Options may thereafter be granted, provided, however, that the Plan shall be submitted to the Company's stockholders for their approval at the next following Annual Meeting of Stockholders. If the Plan is not approved by the affirmative vote of the holders of at least a majority of the Shares entitled to vote at the meeting, then the Plan and all Options then outstanding shall immediately automatically terminate and be of no force or effect.

          13.2 Subject to the provisions of the Plan relating to amendment or discontinuance, this Plan shall continue in effect until February 26, 1998. No Option may be granted hereunder after such date, but Options granted before such date may extend beyond the termination date of the Plan. (as amended April 28,
1993)

          Executed this _____ day of _______________, 1996.


                                    ___________________________________
                                    Secretary to the Board
                                    of Lukens Inc.

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